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                                  EXHIBIT 3.1
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               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             musicmusicmusic inc.

Musicmusicmusic inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is musicmusicmusic inc. The corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 4, 1999.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the corporation.

3. The text of the corporation's Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:


          FIRST:  The name of the Corporation is musicmusicmusic inc.
          -----

          SECOND: The address of the Corporation's registered office in the State of Delaware is 15 East North Street, Dover, Kent County, 19901. The name of its registered agent at such address is United Corporate Services, Inc.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          -----
or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  (a) Authorized Shares. The total number of shares of all classes of
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capital stock which the Corporation shall have the authority to issue is
31,000,000 shares divided into two classes of which 1,000,000 shares, $.0001 par value per share, shall be designated Preferred Stock and 30,000,000 shares, $.0001 par value per share, shall be designated Common Stock.

               (b)  Preferred Stock. (I) Shares of Preferred Stock may be issued
                    ---------------
in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation, and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

         (i) The number of shares constituting that series and the distinctive designation of

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         that series;

         (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment with respect to shares of that series; and

         (viii) Any other relative rights, preferences and limitations of that series.

                         (II) Voting Rights. Each holder of Common Stock, as
                              -------------
such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

                    (c)  No Class Vote On Changes in Authorized Number of Shares
                         -------------------------------------------------------
of Preferred Stock. Subject to the rights of the holders of any series of
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Preferred Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State

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of Delaware.

                         (d)  No Preemptive Rights. No holder of stock of the
                              --------------------
Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such stock, or any rights to subscribe for or purchase such stock, or any securities convertible into or exchangeable for such stock, which may at any time be issued, sold or offered for sale by the Corporation.

                         (e)  Liquidation, Dissolution, or Winding Up. In the
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event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

                         (f)  Dividends. Subject to the preferential rights, if
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any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

                  FIFTH:  The mailing address of the Corporation is as follows:
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                              musicmusicmusic inc.
                              c/o Wuersch & Gering LLP
                              11 Hanover Square - 21st Floor
                              New York, NY 10005


                  SIXTH: The business and affairs of the Corporation shall be
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managed by and under the direction of the Board of Directors. The Board of
Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders. The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation. Except as otherwise fixed by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of the Corporation.

                  SEVENTH:  Elections of directors need not be by written ballot
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unless the by-laws of the Corporation shall otherwise provide.

                  EIGHTH: A director of the Corporation shall not be personally
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liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not
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eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of

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law, (iii) under Section 174 of the General Corporation Law of the State of
Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  NINTH: Each person who was or is made a party or is threatened
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to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as such a director or officer shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnity in connection therewith.

                  (a)    Procedure. Any indemnification under this Article NINTH
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(unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding (the "Disinterested Directors"), or (b) if such a quorum of Disinterested Directors is not obtainable, or, even if obtainable a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

                  (b)    Advances for Expenses. Costs, charges and expenses
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(including attorneys' fees) incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article NINTH. The majority of the Disinterested Directors may, in the manner set forth above,

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and upon approval of such director or officer of the Corporation, authorize the
Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

          (c)  Procedure for Indemnification. Any indemnification or advance of
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costs, charges and expenses under this Article NINTH, shall be made promptly, and in any event within 60 days upon the written request of the director or officer and shall be accompanied by a written undertaking by or on behalf of indemnitee to repay such amount if it shall ultimately be determined that indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article NINTH. The right to indemnification of advances as granted by this Article NINTH shall be enforceable by the director or officer in a court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Article NINTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (d)  Other Rights; Continuation of Right to Indemnification. The
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indemnification and advancement of expenses provided by this Article NINTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administers of such person. All rights to indemnification under this Article NINTH shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article NINTH is in effect. Any repeal or modification of this Article NINTH or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall not in any way diminish any rights to

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indemnification of such director or officer or the obligations of the
Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article NINTH, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article NINTH, with respect to the resulting or surviving corporation, as he would if he/she had served the resulting or surviving corporation in the same capacity.

          (e) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her or on his/her behalf in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this Article NINTH, provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

          (f) Savings Clause. If this Article NINTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article NINTH as to all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article NINTH to the full extent permitted by any applicable portion of this Article NINTH that shall not have been invalidated and to the full extent permitted by applicable law.

          TENTH: The Corporation reserves the right to amend, alter, change, or
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repeal any provision contained in this Amended and Restated Certificate of
Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   *   *   *

          This Amended and Restated Certificate of Incorporation has been duly adopted by the holders of a majority of the outstanding shares of the Corporation through a consent solicitation dated August 3, 1999, in accordance with the provisions of Sections 245, 242 and 228 of the General Corporation Law of the State of Delaware, and written notice has been given to nonconsenting stockholders as provided in Section 228 of the General Corporation Law of the State of Delaware.

                          [Signature Page to Follow]

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          IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been signed by Wolfgang Spegg, its duly authorized officer this 23rd day of August, 1999.



                                /s/ Wolfgang Spegg
                                ------------------------------
                                Wolfgang Spegg
                                President

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